Exhibit 99.1

Finish Line Reports Second Quarter Fiscal Year 2018 Results

INDIANAPOLIS, September 22, 2017 – The Finish Line, Inc. (NASDAQ: FINL) today reported results for the thirteen weeks ended August 26, 2017.

For the thirteen weeks ended August 26, 2017:

●	Consolidated net sales were $469.4 million, a decrease of 3.3% over the prior year period.

●	Finish Line comparable store sales decreased 4.5%.

●	Finish Line Macy’s sales increased 5.6%.

●	On a GAAP basis, diluted earnings per share from continuing operations were $0.08.

●	Non-GAAP diluted earnings per share from continuing operations, which primarily excludes the impact from store impairment charges, were $0.12.

“Our second quarter results were shaped by a very promotional marketplace for athletic footwear,” said Sam Sato, Chief Executive Officer of Finish Line. “With industry headwinds weighing on our sales and margin trends, we remain disciplined in managing our expenses and inventories. While we are planning for a challenging retail environment in the near-term, we are confident that the merchandise, digital, in-store and operational initiatives currently in place will allow us to achieve our current full year outlook and best position the company to deliver increased shareholder value over the long-term.”

Balance Sheet

As of August 26, 2017, consolidated merchandise inventories decreased 11.1% to $308.1 million compared to $346.4 million as of August 27, 2016.

As of August 26, 2017, the company had no interest-bearing debt and $114.9 million in cash and cash equivalents.

Outlook

The company’s outlook remains unchanged from the update given August 28, 2017 which is Finish Line comparable sales to decrease 3% to 5% versus its previous guidance for an increase in the low-single digit range. Adjusted earnings per share are now expected to be in the range of $0.50 to $0.60 for the 53-week fiscal year ending March 3, 2018, versus the previous guidance range of $1.12 to $1.23, and compared with adjusted earnings per share of $1.06 for the fiscal year ended February 25, 2017, which was a 52-week year. The company estimates that the additional week will contribute approximately $0.06 per share to fourth quarter and full year fiscal 2018 results.

For the third quarter ending November 25, 2017, the company expects Finish Line comparable sales to decrease 3% to 5% and adjusted loss per share to be in the range of ($0.32) to ($0.40), compared with an adjusted loss per share of ($0.24) for the same period last year.

For the fourth quarter ending March 3, 2018, a 14-week quarter, the company expects Finish Line comparable sales to decrease 3% to 5% and adjusted earnings per share to be in the range of $0.50 to $0.58 inclusive of the $0.06 per share contribution from the extra week, compared with earnings per share of $0.50 for the fourth quarter ended February 25, 2017, a 13-week quarter.

Q2 Fiscal 2018 Conference Call Today, September 22, 2017 at 8:30 a.m.

The company will host a conference call for investors today, September 22, 2017, at 8:30 a.m. Eastern. To participate in the live conference call, dial 866-923-8645 (US and Canada) or 660-422-4970 (International), conference ID #82802203. The live conference call will also be accessible online at www.finishline.com. A replay of the conference call can be accessed approximately two hours following the completion of the call by dialing 855-859-2056, conference ID #82802203. This recording will be made available through Sunday, October 22, 2017. The replay will also be accessible online at www.finishline.com.

Disclosure Regarding Non-GAAP Measures

This report refers to certain financial measures that are identified as non-GAAP. The company believes that these non-GAAP measures, including selling, general, and administrative expenses, operating income, income tax expense, net income from continuing operations, and diluted earnings per share from continuing operations, are helpful to investors because they allow for a more direct comparison of the company’s year-over-year performance and are useful in assessing the company’s progress in achieving its long-term financial objectives. This supplemental information should not be considered in isolation or as a substitute for the related GAAP measures. A reconciliation of the non-GAAP measures to the comparable GAAP measures can be found in the company’s Form 8-K filed with the Securities and Exchange Commission with this release.

About The Finish Line, Inc.

The Finish Line, Inc. is a premium retailer that carries the latest and greatest shoes, apparel, and accessories. Headquartered in Indianapolis, Finish Line runs approximately 950 branded locations in U.S. malls and shops inside Macy’s department stores. Finish Line employs more than 14,000 associates who connect customers to sneaker culture through style and sport. Shop online at www.finishline.com or get access to everything on the Finish Line app. Also keep track of what’s fresh by following Finish Line on Instagram, Snapchat, and Twitter.

Forward-Looking Statements

This news release includes statements that are or may be considered “forward-looking” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by the use of words or phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “outlook,” “potential,” “optimistic,” “confidence,” “continue,” “evolve,” “expand,” “growth,” or words and phrases of similar meaning. Statements that describe objectives, plans, or goals also are forward-looking statements.

All of these forward-looking statements are subject to risks, management assumptions, and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. The principal risk factors that could cause actual performance and future actions to differ materially from the forward-looking statements include, but are not limited to, the company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor); the availability and timely receipt of products; the ability to timely fulfill and ship products to customers; fluctuations in oil prices causing changes in gasoline and energy prices, resulting in changes in consumer spending as well as increases in utility, freight, and product costs; product demand and market acceptance risks; deterioration of macroeconomic and business conditions; the inability to locate and obtain or retain acceptable lease terms for the company’s stores; the effect of competitive products and pricing; loss of key employees; execution of strategic growth initiatives (including actual and potential mergers and acquisitions and other components of the company’s capital allocation strategy); cybersecurity risks, including breach of customer data; a major failure of technology and information systems; and the other risks detailed in the company’s Securities and Exchange Commission filings. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements included herein are made only as of the date of this report and Finish Line undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

	The Finish Line, Inc. Consolidated Statements of Income (Unaudited) (In thousands, except per share and store/shop data)
	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 26, 2017	August 27, 2016	August 26, 2017	August 27, 2016
Net sales	$469,352	$485,156	$899,124	$915,200
Cost of sales (including occupancy costs)	339,020	331,447	641,365	628,314
Gross profit	130,332	153,709	257,759	286,886
Selling, general, and administrative expenses	121,772	116,511	234,184	234,060
Impairment charges and store closing costs	2,335	182	4,493	182
Operating income	6,225	37,016	19,082	52,644
Interest income (expense), net	10	(32)	10	(26)
Income from continuing operations before income taxes	6,235	36,984	19,092	52,618
Income tax expense	2,888	13,627	7,748	19,173
Net income from continuing operations	3,347	23,357	11,344	33,445
Net loss from discontinued operations, net of tax	(504)	(1,282)	(361)	(1,744)
Net income	$2,843	$22,075	$10,983	$31,701
Diluted earnings per share:
Continuing operations	0.08	0.56	0.28	0.79
Discontinued operations	(0.01)	(0.03)	(0.01)	(0.04)
Diluted earnings per share	0.07	0.53	0.27	0.75
Diluted weighted average shares	40,260	41,122	40,311	41,506
Dividends declared per share	$0.11	$0.10	$0.22	$0.20

Finish Line store activity for the period:
Beginning of period	571	586	573	591
Opened	—	4	—	5
Closed	(2)	(5)	(4)	(11)
End of period	569	585	569	585
Square feet at end of period			3,175,989	3,249,455
Average square feet per store			5,582	5,555
Branded shops within department stores activity for the period:
Beginning of period	375	392	374	392
Opened	3	—	4	—
Closed	—	(1)	—	(1)
End of period	378	391	378	391
Square feet at end of period			533,219	509,880
Average square feet per shop			1,411	1,304

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 26, 2017	August 27, 2016	August 26, 2017	August 27, 2016
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales (including occupancy costs)	72.2	68.3	71.3	68.7
Gross profit	27.8	31.7	28.7	31.3
Selling, general, and administrative expenses	26.0	24.0	26.0	25.5
Impairment charges and store closing costs	0.5	0.1	0.6	—
Operating income	1.3	7.6	2.1	5.8
Interest income (expense), net	—	—	—	—
Income from continuing operations before income taxes	1.3	7.6	2.1	5.8
Income tax expense	0.6	2.8	0.8	2.1
Net income from continuing operations	0.7	4.8	1.3	3.7
Net loss from discontinued operations, net of tax	(0.1)	(0.2)	(0.1)	(0.2)
Net income	0.6%	4.6%	1.2%	3.5%

	Condensed Consolidated Balance Sheets
	August 26, 2017	August 27, 2016	February 25, 2017
	(Unaudited)	(Unaudited)
ASSETS
Cash and cash equivalents	$114,918	$114,301	$90,856
Merchandise inventories, net	308,074	346,385	331,146
Other current assets	46,045	34,972	69,408
Assets held for sale	—	76,089	—
Property and equipment, net	153,347	153,453	157,594
Intangible assets, net	86,215	92,542	90,303
Other assets, net	5,440	7,579	7,161
Total assets	$714,039	$825,321	$746,468
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$195,241	$231,379	$221,971
Liabilities held for sale	—	16,210	—
Deferred credits from landlords	34,255	32,021	32,133
Other long-term liabilities	30,919	30,517	40,866
Shareholders’ equity	453,624	515,194	451,498
Total liabilities and shareholders’ equity	$714,039	$825,321	$746,468

Reconciliation of Selling, General, and Administrative Expenses, GAAP to Selling, General, and Administrative Expenses, Non-GAAP (Unaudited)
(In thousands)

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	August 26, 2017		August 27, 2016		August 26, 2017		August 27, 2016
Selling, general, and administrative expenses, GAAP	$121,772	26.0%	$116,511	24.0%	$234,184	26.0%	$234,060	25.5%
Employee severance, retirement, and other costs	—	—	—	—	(338)	—	—	—
Selling, general, and administrative expenses, Non-GAAP	$121,772	26.0%	$116,511	24.0%	$233,846	26.0%	$234,060	25.5%

Reconciliation of Operating Income, GAAP to Operating Income, Non-GAAP (Unaudited)
(In thousands)

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	August 26, 2017		August 27, 2016		August 26, 2017		August 27, 2016
Operating income, GAAP	$6,225	1.3%	$37,016	7.6%	$19,082	2.1%	$52,644	5.8%
Employee severance, retirement, and other costs	—	—	—	—	338	—	—	—
Impairment charges and store closing costs	2,335	0.5	182	0.1	4,493	0.6	182	—
Operating income, Non-GAAP	$8,560	1.8%	$37,198	7.7%	$23,913	2.7%	$52,826	5.8%

Reconciliation of Income Tax Expense, GAAP to Income Tax Expense, Non-GAAP (Unaudited)
(In thousands)

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	August 26, 2017		August 27, 2016		August 26, 2017		August 27, 2016
Income tax expense, GAAP	$2,888	0.6%	$13,627	2.8%	$7,748	0.8%	$19,173	2.1%
Tax effect of:
Employee severance, retirement, and other costs	—	—	—	—	130	—	—	—
Impairment charges and store closing costs	895	0.2	70	0.1	1,726	0.3	70	—
Income tax expense, Non-GAAP	$3,783	0.8%	$13,697	2.9%	$9,604	1.1%	$19,243	2.1%

Reconciliation of Net Income From Continuing Operations, GAAP to
Net Income From Continuing Operations, Non-GAAP (Unaudited)
(In thousands)

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	August 26, 2017		August 27, 2016		August 26, 2017		August 27, 2016
Net income from continuing operations, GAAP	$3,347	0.7%	$23,357	4.8%	$11,344	1.3%	$33,445	3.7%
Employee severance, retirement, and other costs, net of income taxes	—	—	—	—	208	—	—	—
Impairment charges and store closing costs, net of income taxes	1,440	0.3	112	—	2,767	0.3	112	—
Net income from continuing operations, Non-GAAP	$4,787	1.0%	$23,469	4.8%	$14,319	1.6%	$33,557	3.7%

Reconciliation of Diluted Earnings Per Share From Continuing Operations, GAAP to
Diluted Earnings Per Share From Continuing Operations, Non-GAAP (Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 26, 2017	August 27, 2016	August 26, 2017	August 27, 2016
Diluted earnings per share from continuing operations, GAAP	$0.08	$0.56	$0.28	$0.79
Employee severance, retirement, and other costs, net of income taxes	—	—	—	—
Impairment charges and store closing costs, net of income taxes	0.04	—	0.07	—
Diluted earnings per share from continuing operations, Non-GAAP	$0.12	$0.56	$0.35	$0.79
Note: See Disclosure Regarding Non-GAAP Measures above.

Media Contact:	Investor Contact:
Dianna Boyce	Ed Wilhelm
Corporate Communications	Chief Financial Officer
317-613-6577	317-613-6914